Exhibit 5.1

[KPMG LETTERHEAD]

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Endeavour Silver Corp.

We, KPMG LLP, consent to the use of

• our Report of Independent Registered Public Accounting Firm dated February 24, 2020, on the consolidated financial statements of Endeavour Silver Corp., which comprise the consolidated statements of financial position as at December 31, 2019 and 2018, the related consolidated statements of comprehensive income, changes in shareholders’ equity and cash flows for each of the years then ended, and the related notes; and

• our Report of Independent Registered Public Accounting Firm dated February 24, 2020 on the effectiveness of internal control over financial reporting as of December 31, 2019,

each of which is incorporated by reference herein and to the reference to our firm under the heading “Interests of Experts” in the prospectus.

Our report on the consolidated financial statements refers to changes in the accounting policy for leases in 2019 due to the adoption of IFRS 16, Leases.

/s/ KPMG LLP

Chartered Professional Accountants

April 9, 2020

Vancouver, Canada